EXHIBIT 10.2

CHARYS HOLDING COMPANY, INC.,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

INDENTURE

Dated as of February 16, 2007

Up to $201,250,000 Principal Amount

8.75% SENIOR CONVERTIBLE NOTES DUE 2012

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V.	SUCCESSORS		28

	5.1	When the Company May Merge, Etc.	28
	5.2	Successor Substituted.	28

VI.	DEFAULTS AND REMEDIES		28

	6.1	Events of Default.	28
	6.2	Acceleration.	30
	6.3	Other Remedies.	30
	6.4	Waiver of Defaults.	30
	6.5	Control by Majority.	31
	6.6	Limitation on Suits.	31
	6.7	Rights of Holders to Receive Payment.	31
	6.8	Collection Suit by Trustee.	31
	6.9	Trustee May File Proofs of Claim.	31
	6.10	Priorities.	32
	6.11	Undertaking for Costs.	32

VII.	TRUSTEE		32

	7.1	Duties of Trustee.	32
	7.2	Rights of Trustee.	33
	7.3	Individual Rights of Trustee.	34
	7.4	Trustee’s Disclaimer.	34
	7.5	Notice of Defaults.	34
	7.6	Reports by Trustee to Holder of the Securities.	34
	7.7	Compensation, Reimbursement and Indemnity.	35
	7.8	Replacement of Trustee.	35
	7.9	Successor Trustee by Merger, Etc.	36
	7.10	Eligibility; Disqualification.	36
	7.11	Preferential Collection of Claims Against Company.	37

VIII.	DISCHARGE OF INDENTURE		37

	8.1	Termination of the Obligations of the Company.	37
	8.2	Application of Trust Money.	37
	8.3	Repayment to Company and/or the Guarantors (as applicable).	37
	8.4	Reinstatement.	37

IX.	AMENDMENTS		38

	9.1	Without Consent of Holders.	38
	9.2	With Consent of Holders.	38
	9.3	Compliance with Trust Indenture Act.	39
	9.4	Revocation and Effect of Consents.	39
	9.5	Notation on or Exchange of Securities.	40
	9.6	Trustee Protected.	40

X.	CONVERSION		40

	10.1	Conversion Privilege.	40
	10.2	Limitations on Conversion.	41
	10.3	Restrictive Legends.	41
	10.4	Conversion Procedure.	41
	10.5	Fractional Shares.	42
	10.6	Taxes on Conversion.	42
	10.7	Company to Provide Stock.	42
	10.8	Adjustment of Conversion Price.	43
	10.9	No Adjustment.	45
	10.10	Certificate of Adjustment.	45

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10.11	Conversion in Connection with a Change in Control.	46
10.12	Notice of Certain Transactions.	47
10.13	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.	47
10.14	Trustee’s Disclaimer.	48

XI.	SUBORDINATION	48

11.1	Agreement of Subordination.	48
11.2	Liquidation; Dissolution; Bankruptcy.	48
11.3	Default on Designated Secured Indebtedness.	48
11.4	Acceleration of Securities.	49
11.5	When Distribution Must Be Paid Over.	49
11.6	Notice by Company.	49
11.7	Subrogation.	49
11.8	Relative Rights.	50
11.9	Subordination May Not Be Impaired by Company.	50
11.10	Distribution or Notice to Representative.	50
11.11	Rights of Trustee.	50
11.12	Authorization to Effect Subordination.	51
11.13	Article Applicable to Paying Agents.	51
11.14	Designated Secured Indebtedness Entitled to Rely.	51
11.15	Permitted Payments.	51

XII.	GUARANTEE	51

12.1	Guarantee.	51
12.2	Obligations of Guarantees Unconditional.	53
12.3	Execution of Guarantees.	53
12.4	Release of a Guarantor.	53
12.5	Withholding.	53

XIII.	MISCELLANEOUS	54

13.1	Trust Indenture Act Controls.	54
13.2	Notices.	54
13.3	Communication by Holders with Other Holders.	55
13.4	Certificate and Opinion as to Conditions Precedent.	55
13.5	Statements Required in Certificate or Opinion.	55
13.6	Rules by Trustee and Agents.	56
13.7	Legal Holidays.	56
13.8	Duplicate Originals.	56
13.9	Governing Law; Submission to Jurisdiction.	56
13.10	No Adverse Interpretation of Other Agreements.	56
13.11	Successors.	57
13.12	Separability.	57
13.13	Table of Contents, Headings, Etc.	57
13.14	Calculations in Respect of the Securities.	57
13.15	Force Majeure.	57

Exhibit A	— Form of Global Security
Exhibit B-1	— Form of Private Placement Legend
Exhibit B-2	— Form of Legend for Global Security
Exhibit B-3	— Form of Legend Regarding Registration Rights Agreement
Exhibit C	— Form of Notice of Transfer Pursuant to Registration Statement

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INDENTURE, dated as of February 16, 2007, between (i) Charys Holding Company, Inc., a Delaware corporation (the “Company”), (ii) the Guarantors (as defined below), and (iii) The Bank of New York Corporate Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 8.75% Senior Convertible Notes due 2012 (the “Securities”).

I.  DEFINITIONS AND INCORPORATION BY REFERENCE

1.1          Definitions.

“Additional Interest” has the meaning ascribed to it in the Registration Rights Agreement.  All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Additional Securities” means additional Securities in an aggregate amount not to exceed $26,250,000 issued pursuant to the Initial Purchaser’s Option.

“Affiliate” of any Person means, with respect to any specified Person: (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock, or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (c) any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly, by such specified Person.  For the purpose of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” or Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Expenditures” shall mean all cash payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP or which would be capitalized based on past practices of the Company.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants, options or rights to acquire such capital stock.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Equivalents” means rights, options, warrants or other securities to, directly or indirectly, subscribe for or purchase Common Stock, or securities, directly or indirectly, convertible or exercisable into or exchangeable for Common Stock.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

“Company’s Request” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any

Executive Vice President or any Senior Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Price” means $2.25, subject to adjustment as provided in ARTICLE X.

“Continuing Directors” means members of the Company’s Board of Directors as of the Issue Date or a person recommended to succeed such a member and designated a “Continuing Director” by a majority of the Continuing Directors and who is subsequently elected to the Board of Directors.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in SECTION 13.2 or such other address as the Trustee may give notice of to the Company.

“Current Market Price” means (a) if the Common Stock is listed or quoted on a Trading Market, the Volume Weighted Average Price for the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding the applicable Date of Determination; and (b) if not so listed or quoted, such price as the Board of Directors of the Company shall determine, in good faith.

“Date of Determination” means (a) with respect to SECTIONS 10.8(a), (b) and (c), the date fixed for determination of the holders of Common Stock entitled to receive the subject dividend, issuance or distribution, and (b) with respect to SECTION 10.8(d), the Trading Day immediately preceding the date on which the Common Stock or Common Stock Equivalents are issued or sold.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, New York, New York, its nominees and successors.

“Designated Secured Indebtedness” means (a) Existing Secured Indebtedness, (b) Secured Indebtedness the terms of which expressly require subordination of the Securities, in an amount not to exceed $10,000,000 in the aggregate (not including Existing Secured Indebtedness), and (c) such other Secured Indebtedness as is designated as “Designated Secured Indebtedness” by the Company with the prior written consent of the Requisite Holders.

“Disqualified Stock” means, with respect to the Company or any Subsidiary, any Capital Stock which by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (b) is redeemable at the option of the holder thereof, in either case, in whole or in part, on or prior to a date that is 91 days after the Maturity Date.

“EBITDA” means (a) consolidated net earnings (or loss), minus (b) the aggregate amount of extraordinary gains and interest income, plus (c) the aggregate amount of extraordinary losses, non-cash and nonrecurring expenses (not to exceed $5,000,000 in the aggregate for the applicable fiscal year), interest expenses, income taxes and depreciation and amortization, as determined in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Excluded Securities” means shares, rights, options, warrants and convertible or exchangeable securities, issued or issuable (a) in any of the transactions with respect to which an adjustment of the Conversion Price is provided pursuant to SECTIONS 10.8(a) through (c) of this Indenture, (b) pursuant to the Purchase Agreement or in connection therewith, including, the Units, the Securities, the Guarantees, the Warrants and the Initial Purchaser Warrants, (c) upon conversion or exercise of the Securities (including, Additional Shares, if any), the Warrants or the Initial Purchaser’s Warrants, and (d) to directors and employees (including officers) pursuant to stock option and incentive plans existing as of the Issue Date.

“Existing Secured Indebtedness” means Secured Indebtedness existing as of the Issue Date and identified on Schedule 2(b)(ii) to the Purchase Agreement and such Secured Indebtedness as may, following the Issue Date be obtained in order to refinance or otherwise replace such identified Secured Indebtedness, in the same or lesser amounts as the amounts identified in said schedule and outstanding as of the Issue Date but, in any case, only to the extent the terms thereof expressly require subordination of the Securities.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Guarantees” means the guarantees of the Guarantors endorsed on the Securities and shall include the guarantees set forth in ARTICLE XII; “Guarantee” means each such guarantee.

“Guarantor” or “Guarantors” means the Subsidiaries identified on the signature page to this Indenture and such other Subsidiaries as become Guarantors pursuant to ARTICLE XII of this Indenture until any successor corporation shall have become such with respect to any Guarantor pursuant to the applicable provisions of this Indenture, and thereafter “Guarantors” shall include any successor corporations; provided, however, that upon the sale or disposition (by merger or otherwise) of a Guarantor to an entity which is not a direct or indirect Subsidiary of the Company with the consent of the Requisite Holders, that Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder; and thereafter “Guarantors” shall exclude such released Guarantor.

“Guarantor Request” means a written request signed in the name of the Guarantor by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer or an Assistant Treasurer, or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Holder” or “Securityholder” means a Person in whose name a Security (including the Guarantee endorsed thereon) is registered on the Registrar’s books.

“Indebtedness” of a Person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such Person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (d) all capital lease obligations of such Person, (e) all net obligations of such Person under interest rate swap, currency exchange or similar agreements of such Person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such Person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such Person of indebtedness described in CLAUSES (a) though (f) of another Person, (h) all Disqualified Stock and preferred stock issued by any Subsidiary, and (i) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in CLAUSES (a) though (h).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchaser” means McMahan Securities Co. L.P.

“Initial Purchaser’s Option” means the Initial Purchaser’s option to acquire up to $26,250,000 aggregate principal amount of Additional Securities as provided for in the Purchase Agreement.

“Initial Purchaser’s Warrants” means the warrants issued or issuable to the Initial Purchaser and/or one or more of its Affiliates in connection with the transactions contemplated by the Purchase Agreement.

The term “Interest” or “interest” as it relates to the Securities, includes Additional Interest, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise.

“Interest Payment Default” means (a) with respect to a Security called for Redemption, in the case that the applicable Redemption Date is also an interest payment date, a Default in the payment of the accrued and unpaid Interest, if any, to, but excluding the Redemption Date to the Holder(s) of record of such Security as of the close of business on the record date for such interest payment, and (b) with respect to a Security subject to repurchase at Holder’s Option Upon a Change of Control, in the case that the applicable Repurchase Date is also an interest payment date, a Default in the payment of the accrued and unpaid Interest, if any, to, but excluding the Repurchase Date to the Holder(s) of record of such Security as of the close of business on the record date for such interest payment.

“Issue Date” means February 16, 2007.

“Junior Debt” means unsecured Indebtedness, not to exceed $25,000,000 in the aggregate, which Indebtedness (a) has a maturity date not less than 91 days after the Maturity Date, and (b) is expressly subordinated to the Securities, such that (i) no payment may be made with respect to the principal of, or other amounts owing, in all respect of such Indebtedness (except that scheduled interest may be paid so long as no Event of Default shall have occurred and be continuing), and (ii) upon any payment or distribution of the assets of the Company to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding relating to, the Company, the Holders will be entitled to receive payment in full (including, without limitation, all Interest accruing on or after filing of any petition in bankruptcy or reorganization whether or not a claim for post-filing interest is allowed in such proceeding) in respect of the Securities before any holder of such other Indebtedness is entitled to receive any payment.

 “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind.

“Maturity Date” means February 16, 2012.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” of a Person means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Permitted Indebtedness” means (a) ordinary and customary unsecured trade payables incurred in the ordinary course of the business of the Company and the Subsidiaries, (b) Designated Secured Indebtedness, (c) Indebtedness of one or more Subsidiaries, existing as of the Issue Date and identified on in Schedule 2(b)(ii) to the Purchase Agreement, and (d) Junior Debt.

“Permitted Liens” means Liens (a) for taxes which are not yet due and payable, (b) arising by operation of law in favor of wherehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business or in connection with Permitted Capital Expenditures and Acquisitions, (c) securing the interests of lessors under capital leases, and (d) securing Designated Secured Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Principal Amount” of a Security means the principal amount of the Security as set forth on the face of the Security.

“Purchase Agreement” means the Purchase Agreement, dated February 14, 2007, between the Company and the Initial Purchaser.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Redemption” means a Provisional Redemption.

“Redemption Date” means the date specified by the Company for Provisional Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, 100% of the outstanding principal amount of such Security to be redeemed, plus accrued and unpaid interest (including Additional Interest), if any, to but excluding the Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser, as amended, modified or supplemented from time to time.

“Requisite Holders” means one or more Holders of at least a majority in principal amount of the then outstanding Securities.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any senior vice president, any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means the principal of, premium, if any, interest, including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued, due or to become due, on or in connection with secured Indebtedness (including capital lease obligations) of the Company or any Subsidiary.

“Securities” means the 8.75% Senior Convertible Notes due 2012 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Security Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

“Subsidiary” means a Person in which the Company, directly or indirectly, holds a majority of the Voting Stock.

“Termination of Trading” means that the Common Stock or other Capital Stock into which the Securities are convertible is not listed for trading on a Trading Market.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended and in effect from time to time.

“Trading Day” means a day during which trading in securities generally occurs on the principal Trading Market on which the Common Stock is then listed or quoted.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, NASDAQ Capital Market or the Over-The-Counter Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Units” means units of the Company’s securities, consisting of a Security and Warrants.

“Volume Weighted Average Price” means (a) with respect to a specified Trading Day, the quotient obtained by dividing (i) the sum of the Volume Weighted Transaction Price for each trade of Common Stock made during such Trading Day by (ii) the total number of shares of Common Stock traded on such Trading Day, and (b) with respect to a specified number of Trading Days, the average Volume Weighted Average Price for such Trading Days, determined by dividing the sum of the Volume Weighted Average Price for each such Trading Day (determined in accordance with the foregoing clause (a)) by the number of Trading Days during such period.

“Volume Weighted Transaction Price” means, with respect to a particular trade of Common Stock, the quotient obtained by dividing (a) the product of the number of shares bought and sold in such transaction, multiplied by the price at which such shares are bought and sold, divided by (b) the number of shares bought and sold in such transaction.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock or other equity securities of such Person entitled to vote generally in the election of directors of such Person.

“Warrants” means the warrants to purchase shares of Common Stock, at an initial exercise price of $4.00 per share, and the warrants to purchase shares of Common Stock, at an initial exercise price of $5.00 per share, in each case, which are being issued and sold by the Company, together with the Securities, pursuant to the Purchase Agreement.

1.2          Other Definitions.

Term	Defined in SECTION
“5% Maximum Percentage”	10.2
“10% Maximum Percentage”	10.2
“Additional Amounts”	12.5
“Additional Shares”	10.11
“Aggregate Redemption Payment Amount”	3.1
“Bankruptcy Law”	6.1
“Business Day”	13.7
“Change in Control”	3.8
“Conversion Agent”	2.3
“Conversion Date	10.4
“Conversion Price Reset Date”	10.8(e)
“Custodian”	6.1
“Effective Date”	10.11
“Event of Default”	6.1
“Fundamental Transaction”	10.13
“Global Security”	2.1
“Legal Holiday”	13.7
“Make-Whole Payment”	3.1
“Notice Date”	3.1
“Participants”	2.15
“Paying Agent”	2.3
“Permitted Capital Expenditures and Acquisitions	4.8
“Physical Securities”	2.1
“Private Placement Legend”	2.17
“Provisional Redemption”	3.1
“Registrar”	2.3
“Repurchase at Holder’s Option”	3.8
“Repurchase Triggering Event”	3.8
“Redemption Price”	3.1
“Repurchase Date”	3.8
“Repurchase Price”	3.8
“Repurchase Right”	3.8
“Resale Restriction Termination Date”	2.17
“Right of Repurchase Notice”	3.8
“Stock Price”	10.11

1.3          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“Indenture Securities” means the Securities;

“Indenture Security Holder” means a Securityholder or a Holder;

“Indenture to be Qualified” means this Indenture;

“Indenture Trustee” or “Institutional Trustee” means the Trustee; and

“Obligor” on the indenture securities means the Company (or any successor).

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.4          Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural and in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular ARTICLE, SECTION or other subdivision; and

(g)           references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

II.  THE SECURITIES

2.1          Form and Dating.

The Securities, the Guarantees endorsed thereon and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities and the Guarantees may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $201,250,000 (assuming the maximum aggregate principal amount of Additional Securities are issued pursuant to the Initial Purchaser’s Option).

Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the “Physical Securities”) and, if applicable, bearing any legends required by SECTION 2.17. In no other event shall physical securities be issued.

The Securities shall bear the legend set forth in EXHIBIT B-3.

2.2          Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature. Typographical and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $175,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this SECTION 2.2. Upon receipt by the Trustee of one or more Officers’ Certificates stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $26,250,000, pursuant to the Initial Purchaser’s Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The Company may issue Additional Securities hereunder without the consent of any Holder.

The aggregate principal amount of Securities outstanding at any time may not exceed $201,250,000 (assuming the maximum aggregate principal amount of Additional Securities are issued pursuant to the Initial Purchaser’s Option).

Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary or Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(b).

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Security Agent to deal with the Company and its Affiliates.

If a written order of the Company pursuant to this SECTION 2.2 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with SECTION 13.4 hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Reference is made to ARTICLE XII concerning the execution and delivery of the Guarantees.

2.3          Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment (“Paying Agent”) and an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional Paying Agent; and the term “Conversion Agent” includes any additional Conversion Agent.

The Company shall enter into an appropriate agency agreement with any Security Agent not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such Security Agent. The Company shall notify the Trustee of the name and address of any Security Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.  Notwithstanding anything contained herein to the contrary, the Company may not act as Paying Agent prior to payment in full of all Interest due through the fourth interest payment date immediately following the Issue Date.

2.4          Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Principal Amount and any Interest, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.5          Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.6          Transfer and Exchange.

Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 9.5 or 10.4, or ARTICLE III, not involving any transfer.

All Securities, and the Guarantees endorsed thereon, issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, respectively, evidencing the same debt and obligations, and entitled to the same benefits under this Indenture, as the Securities, and the Guarantees endorsed thereon, surrendered upon such registration of transfer or exchange.

2.7          Replacement of Securities.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security, having endorsed thereon a Guarantee duly executed by the Guarantors, upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Security Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge the Holder for its expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to ARTICLE  III, the Company, in its discretion, may, instead of issuing a new Security, pay when due, redeem or purchase such Security, as the case may be.

Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.8.

2.8          Outstanding Securities.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those replaced pursuant to SECTION 2.7, those delivered to it for cancellation and those described in this SECTION 2.8 as not outstanding. Except to the extent provided in SECTION 2.9, a Security does not cease to be outstanding because the Company, the Guarantors or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to SECTION 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company) holds on a Redemption Date, Repurchase Date or Maturity Date, money and, if applicable as provided herein and in accordance herewith, shares of Common Stock sufficient to pay the aggregate Redemption Price, Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Redemption, Repurchase at Holder’s Option or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, and, if applicable, any Make-Whole Payment payable as herein provided upon Redemption, or maturity, then (unless there shall be a Default in the payment of such aggregate Redemption Price, Repurchase Price or Make-Whole Payment, or there shall be a Default in payment of any principal amount or accrued and unpaid interest (including, an Interest Payment Default)) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price, Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, or Make-Whole Payment, in accordance with this Indenture.

If a Security is converted in accordance with ARTICLE X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security; provided, however, that nothing in this paragraph shall affect the provision in the Registration Rights Agreement relating to Additional Interest.

2.9          Securities Held by the Company or an Affiliate.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.9 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities or an Affiliate of the Company or any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may conclusively rely on the advice of counsel or on an Officers’ Certificate.

2.10        Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for such temporary Securities.

2.11        Cancellation.

The Company or the Guarantors at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it or the Guarantors have paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X.

2.12        Defaulted Interest.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Securityholders on a subsequent special record date. The Company shall fix such special record date and payment date. At least 15 calendar days before the special record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

2.13        CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

2.14        Deposit of Moneys.

Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date or Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on such date, and, if applicable as provided herein and in accordance herewith, shares of Common Stock, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date or Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date or Repurchase Date, as the case may be.  Without limiting the foregoing, on the Issue Date, the Company shall deposit with the initial Paying Agent (who shall be the Trustee) money, in immediately available funds, sufficient to make cash payments due on each of the first two interest payment dates immediately following the Issue Date.

2.15        Book-Entry Provisions for Global Securities.

(a)           The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary, and (iii) bear legends required by SECTION 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(c)           In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to SECTION 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(d)           Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(b) shall, except as otherwise provided by SECTION 2.16(b), bear the Private Placement Legend.

(e)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16        Special Transfer Provisions.

(a)           Restrictions on Transfer and Exchange of Global Securities.  Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)           Private Placement Legend.  Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder that sold such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness, under the Securities Act, of a Registration Statement (as defined in the Registration Rights Agreement) relating to the sale of Securities, the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities representing the principal amount of Securities covered by such effective Registration Statement which do not bear the Private Placement Legend, an authentication order in accordance with SECTION 2.2 and an Opinion of Counsel in customary form, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the Registration Statement and upon the effectiveness, under the Securities Act, of any subsequent Registration Statement, the Company shall deliver to the Trustee a notice of effectiveness and an Opinion of Counsel in customary form and, if such post-effective amendment or subsequent Registration Statement covers the sale of Securities not covered by the initial Registration Statement, one or more Global Securities relating to such additional Securities.  Upon any sale, pursuant to a Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(c)           General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

2.17        Restrictive Legends.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (a) the Issue Date, and (b) the last date on which the Company or any Affiliate thereof was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”).

Each Global Security shall also bear the legend as set forth in EXHIBIT B-2.

III.  REDEMPTION; REPURCHASE

3.1          Right of Redemption.

(a)           Prior to March 8, 2009, the Securities are not redeemable.  Thereafter, redemption or repurchase of the Securities, as permitted by any provision of this Indenture, shall be made (i) with respect to a Redemption at the Company’s option, in accordance with PARAGRAPHS 6 AND 7 of the Securities, and (ii) with respect to a Repurchase at Holder’s Option in accordance with PARAGRAPH 8 of the Securities, in each case in accordance with the applicable provisions of this ARTICLE III.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

(b)           The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this ARTICLE III.

(c)           (i)            The Company shall have the right, at its option, at any time, and from time to time, on or after the dates set forth below (any date selected by the Company in accordance with the terms of PARAGRAPH 6 of the Securities and this ARTICLE III, a “Redemption Date”), to redeem (a “Provisional Redemption”) up to the corresponding percentage (based on the aggregate amount of Securities of original issue) of the Securities set forth below, in any case, at the Redemption Price, plus the Make-Whole Payment:

DATE	PERCENTAGE OF SECURITIES		AGGREGATE PRINCIPAL AMOUNT(1)
March 8, 2009	25%		$43,750,000
March 8, 2010	50	%(2)	$87,500,000	(2)
March 8, 2011	100	%(2)	$175,000,000	(2)

(1)          Assumes $175,000,000 aggregate principal amount of Securities of original issue

(2)          Includes any previously redeemed Securities

; provided, that, the Company may not exercise such redemption right unless:  (A) the Volume Weighted Average Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on and including the Trading Day immediately preceding the date (the “Notice Date”) of mailing of the notice of Provisional Redemption as provided in SECTION 3.4, exceeds 200% of the Conversion Price in effect on such Notice Date; (B) a registration statement covering the shares of Common Stock underlying the Securities called for redemption is effective and available for use for the 90-day period following the Redemption Date, unless registration of such shares of Common Stock is not required under the Securities Act and applicable state securities laws; and (C) no continuing Default or Event of Default exists that has not been cured or waived, in accordance herewith, on or before such

Redemption Date and; provided, further, that, Holders of Securities who are subject to the 10% Maximum Percentage may, by notice to the Company at least 10 days prior to the scheduled Redemption Date, extend the Redemption Date with respect to the portion of their respective Securities that have been called for redemption the conversion of which is prohibited by the 10% Maximum Percentage,until the later of (x) the 70th day after the Redemption Date, and (y) the 61st day after the date on which the Company publicly discloses the number of shares of Common Stock outstanding following the Redemption Date (which disclosure shall be made pursuant to the last paragraph of SECTION 3.4 below).

(ii)           With respect to a Security subject to a Provisional Redemption, the following terms have the following meanings:

“Redemption Price” means an amount equal to 100% of the then outstanding principal amount of such Security, plus accrued and unpaid interest (including Additional Interest), if any, through the applicable Redemption Date.

“Make-Whole Payment” means an amount equal to 50% of the “present value” of all remaining scheduled interest payments on such Security from, and including, the applicable Redemption Date through the Maturity Date.  For purposes hereof, the “present value” will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the remaining period from the date preceding the Notice Date to the Maturity Date; provided, however, that if the period from the Redemption Date to the third anniversary of the issuance of the Securities is less than one year, the weekly average yield on actually-traded U.S. Treasury notes or bills adjusted to a constant maturity of one year shall be used.  The Make-Whole Payment shall be paid by the Company on all Securities called for Provisional Redemption, including, without limitation, any Securities (or any portion thereof) that have been converted into shares of Common Stock on or after the Notice Date and before such Redemption Date. In no event shall the Make-Whole Payment with respect to a Security that is called for Provisional Redemption be reduced by any amount of accrued and unpaid interest; provided, however, that in the event such Redemption Date is an interest payment date, then the Make-Whole Payment shall be reduced by any accrued and unpaid interest to, and including, the Redemption Date, which accrued and unpaid interest shall instead be paid by the Company on the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment.

“Aggregate Redemption Payment Amount” means the sum of the Redemption Price and the Make-Whole Payment.

(iii)          The Make-Whole Payment may be paid for in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that:

(A)          Unless otherwise agreed by the Requisite Holders, no portion of the Make-Whole Payment shall be paid in shares of Common stock unless the conditions set forth in SECTION 3.1(c)(ix) are satisfied;
(B)           the Redemption Price shall be exclusively paid in cash; and
(C)           The Company will not issue fractional shares of Common Stock in payment of the Make-Whole Payment and shall instead round up to the nearest whole number of shares of Common Stock.

(iv)          Except as provided in this SECTION 3.1(c), once the Company has mailed the notice of Provisional Redemption specified in SECTION 3.4, the Company shall not change its election set forth in such notice pursuant to SECTION 3.4(viii) with respect to the portion of the Make-Whole Payment to be paid in cash or shares of Common Stock.

(v)           Except as otherwise provided in this SECTION 3.1(c), each Holder whose Securities are redeemed pursuant to a Provisional Redemption shall receive the same percentage of cash and of shares of Common Stock in payment of the Make-Whole Payment for such Securities.

(vi)          The portion of the Make-Whole Payment to be paid in shares of Common Stock, if payment in shares of Common Stock is permitted pursuant to this SECTION 3.1(c), shall be paid by the issuance of a number of shares of Common Stock equal to a fraction:

(A)          whose numerator is the dollar amount of such portion of the Make-Whole Payment to be paid in shares of Common Stock; and
(B)           whose denominator is the product of (x) of the Volume Weighted Average Price for the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding the Redemption Date, which average shall be appropriately adjusted in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution) to account for the occurrence, during such 20-Trading Day period, of a stock split, stock dividend or a subdivision or combination of Common Stock; and (y) 90%; provided, however, that fractional shares of Common Stock shall be rounded up to the nearest whole number of shares of Common Stock.

(vii)         All shares of Common Stock delivered as full or partial payment of the Make-Whole Payment pursuant to this SECTION 3.1(c) shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any Lien or adverse claim.

(viii)        If a Holder is paid in shares of Common Stock as full or partial payment of the Make-Whole Payment pursuant to this SECTION 3.1(c), the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

(ix)           The Company shall not be entitled to pay any portion of the Make-Whole Payment in shares of Common Stock pursuant to this SECTION 3.1(c) unless all of the following conditions are satisfied:

(A)          The Company shall have specified, in the notice of Provisional Redemption specified in SECTION 3.4, which notice shall have been timely mailed to each Holder whose Securities are to be redeemed pursuant to the Provisional Redemption, that the Company will pay all or a portion of the Make-Whole Payment in shares of Common Stock and shall have specified in such notice the percentages of the Make-Whole Payment that the Company will pay in cash or shares of Common Stock;
(B)           before a notice of Provisional Redemption is mailed to Holders pursuant to SECTION 3.4, the Company shall have delivered an Officers’ Certificate to the Trustee specifying (x) the manner of payment selected by the Company, (y) the information required by SECTION 3.4 to be included in the such notice, and (z) if the Company elects to pay all or a portion of the Make-Whole Payment in shares of Common Stock, that the conditions to such manner of payment set forth in this SECTION 3.1(c) have been, or will be, complied with;
(C)           the information necessary to calculate the Volume Weighted Average Price is published in a daily newspaper of national circulation or on the website of the Nasdaq Stock Market or the U.S. national securities exchange which is the principal market or exchange upon which shares of Common Stock are then traded;

(D)          the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be either (x) registered under the Securities Act for initial issuance, unless such registration is not necessary to permit the Holders who receive such shares and who are not Affiliates of the Company to publicly resell such shares (for purposes of this SECTION 3.1(c)(ix)(D), resales subject to the volume, manner of sale or notice restrictions of Rule 144 under the Securities Act are deemed not to be “public resales”), or (y) registered for resale pursuant to a registration statement which shall permit resales on a delayed and/or continuous basis from time to time pursuant to Rule 415 under the Securities Act, that has become effective under the Securities Act and that is reasonably expected to remain effective and available for use until at least the 90th day after the Redemption Date, unless the shares may be publicly sold without restriction pursuant to Rule 144(k) under the Securities Act;
(E)           the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be duly qualified or registered under applicable state securities laws or shall be qualified for an available exemption from such qualification and registration;
(F)           the shares of Common Stock to be delivered as payment, in whole or in part, of the Make-Whole Payment shall be approved for listing or quotation on the principal Trading Market that shares of Common Stock are then trading;
(G)           before the close of business on the Business Day immediately preceding the Redemption Date, the Trustee shall have received an Officers’ Certificate stating:

(x)            that the conditions in clauses (A), (B), (C), (D), (E) and (F) above have been satisfied; and

(y)           the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities to be redeemed and the Volume Weighted Average Price per share of Common Stock on each Trading Day in the period during which the Volume Weighted Average Price is calculated pursuant to this SECTION 3.1(c); and

(H)          before the close of business on the Business Day immediately preceding the Redemption Date, the Trustee shall have received an Opinion of Counsel stating that:

(x)            the shares of Common Stock to be issued by the Company in full or partial payment of the Make-Whole Payment have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Make-Whole Payment, will be validly issued, fully paid and non-assessable and, to such counsel’s knowledge, free  from preemptive rights; and

(y)           the conditions specified in SECTIONS 3.1(c)(ix)(D), 3.1(c)(ix)(E) and 3.1(c)(ix)(F) have been satisfied; provided, however, that such Opinion of Counsel need not address whether the shelf registration statement referred to in SECTION 3.1(c)(ix)(D) is reasonably expected to remain effective and available for use until at least the 90th day after the Redemption Date.

If, prior to the close of business on the Redemption Date, any of the foregoing conditions are not satisfied with respect to any Holder of Securities subject to the Provisional Redemption, and the Company has elected, pursuant to this SECTION 3.1(c), to pay all or a portion of the Make-Whole Payment in shares of Common Stock, the Company shall pay the entire Make-Whole Payment for such Securities in cash.

3.2          Notices to Trustee.

If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee at least five Business Days prior to the mailing, in accordance with SECTION 3.4, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed.

3.3          Selection of Securities to be Redeemed.

(a)           If the Company has elected to redeem less than all the Securities pursuant to PARAGRAPH 6 of the Securities, the Securities shall be redeemed among the Holders on a pro rata basis.  The Trustee shall make selection of the Securities of each Holder to be redeemed from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption.  The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

(b)           The Company, the Trustee and the Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of Securities being redeemed in part. The Company, the Trustee and the Registrar need not issue, authenticate, register the transfer of or exchange any Security that has been selected for Redemption.

3.4          Notice and Public Announcement of Redemption.

(a)           At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail, a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

(b)           The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to a Redemption and shall state:

(i)            the Redemption Date;

(ii)           the Aggregate Redemption Payment Amount;

(iii)          the Conversion Price;

(iv)          the names and addresses of the Paying Agent and the Conversion Agent;

(v)           that the right to convert the Securities called for Redemption will terminate at the close of business on the second Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or an Interest Payment Default;

(vi)          that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

(vii)         the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii)        whether the Company will pay the Make-Whole Payment in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Make-Whole Payment in respect of which the Company will pay in cash or shares of Common Stock;

(ix)           where the Company has stated in the notice pursuant to SECTION 3.4(viii) that the Company will pay any portion of the Make-Whole Payment in shares of Common Stock, that the Company will pay the entire Make-Whole Payment in cash if the Company fails to satisfy the conditions set forth in this Indenture for such payment in shares of Common Stock;

(x)            that Securities (A) called for Redemption must be surrendered to the Paying Agent to collect the Aggregate Redemption Payment Amount; provided, that in no event shall a Holder that has converted, in accordance herewith, such Holder’s Security into shares of Common Stock subsequent to the date of the notice of Redemption, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security, and (B) the manner in which securities should be surrendered;

(xi)           that, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or an Interest Payment Default, such Securities will cease to be convertible after the close of business on the second Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with the Indenture, the Aggregate Redemption Payment Amount; provided, that, in the event a Security has been called for Provisional Redemption and has been subsequently converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date in accordance with the terms hereof, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect to such Security by wire transfer of immediately available funds, in accordance with PARAGRAPH 3 of the Security, or in shares of Common Stock in accordance with SECTION 3.1(c)(ix); and

(xii)          the CUSIP number or numbers, as the case may be, of the Securities to be redeemed.

At the Company’s Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall give or otherwise deliver the notice of Redemption in the Company’s name and at the Company’s expense; provided, that the form and content of such notice shall be prepared by the Company.

The Company shall publicly disseminate a press release and publish on its website (A) contemporaneously with the mailing of the notice of Redemption, the aggregate principal amount of Securities to be redeemed and the Redemption Date, (B) if all or a portion of the Make-Whole Payment is to be made in shares of Common Stock, on or before the Redemption Date, the actual number of shares to be delivered in respect thereof and the Volume Weighted Average Price upon which such number is based, and (C) as soon as possible after the Redemption Date, the number of shares of Common Stock outstanding after the Redemption Date.

3.5          Effect of Notice of Redemption.

(a)           Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the Aggregate Redemption Payment Amount and, on and after such Redemption Date (unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or an Interest Payment Default), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with the next sentence, the Aggregate Redemption Payment Amount; provided, that, in the event a Security has been called for Provisional Redemption and has been subsequently converted, in whole or in part, in accordance herewith, into shares of Common Stock prior to the Redemption Date, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender of such shares of Common Stock, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect the portion of to such so converted Security by wire transfer of immediately available funds in accordance with PARAGRAPH 3 of the Security, or in shares of Common Stock in accordance with Section 3.1(c)(ix) above. Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the Holder submitting such Security for Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

(b)           The right, pursuant to ARTICLE X, to convert Securities called for Redemption shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or an Interest Payment Default.

(c)           If any Security shall not be fully and duly paid upon surrender thereof for Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the Redemption Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X; provided, however, that in the case of a Security that has been called for Provisional Redemption and subsequently converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, only the Make-Whole Payment with respect to the portion of such Security that has been converted shall bear interest at the rate borne by such Security prior to such conversion.

(d)           Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in SECTION 3.4) and is continuing an Event of Default (other than a Default in the payment of the Aggregate Redemption Payment Amount or an Interest Payment Default). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

3.6          Deposit of Redemption Price.

Prior to 10:00 A.M., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on the Redemption Date, and, if applicable as provided herein and in accordance herewith, shares of Common Stock, sufficient to pay the Aggregate Redemption Payment Amount and, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, of all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.7          Securities Redeemed in Part.

Any Security to be submitted for Redemption only in part shall be delivered pursuant to SECTION 3.5 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

3.8          Repurchase at Holder’s Option.

(a)           In the event any Change in Control or Termination of Trading (each, a “Repurchase Triggering Event”) shall occur prior to the Maturity Date, each Holder of Securities shall have the right (the “Repurchase Right”), at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount) (a “Repurchase at Holder’s Option”), on a date selected by the Company (the “Repurchase Date”), which Repurchase Date shall be at least 20 Trading Days following the date of the Right of Repurchase Notice, but no later than 45 days after the occurrence of the Repurchase Triggering Event, at a price, payable in cash, equal to 105% of the principal amount of such Security, plus accrued and unpaid interest (including any Additional Interest) to, but excluding, the Repurchase Date (such amount, the “Repurchase Price”).

(b)           Within 15 days after the Company knows or reasonably should know of the occurrence of a Repurchase Triggering Event, the Company shall mail, or cause to be mailed, to all Holders of record (as of the date upon which the Repurchase Triggering Event was effected or such earlier dated designated by the Company, which date shall be no more than 60 days prior to the occurrence of the Repurchase Triggering Event) of the

Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Right of Repurchase Notice”) of the occurrence of such Repurchase Triggering Event and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Right of Repurchase Notice to the Trustee.  Each Right of Repurchase Notice shall state:

(i)            the events causing the Repurchase Triggering Event;

(ii)           the date of such Repurchase Triggering Event;

(iii)          the Repurchase Date;

(iv)          the Repurchase Price;

(v)           the date by which the Repurchase Right must be exercised;

(vi)          that Securities submitted for Repurchase at Holder’s Option may be converted only if the Purchase Notice has been withdrawn;

(vii)         the paragraphs of the Securities pursuant to which the Securities may be submitted for Repurchase at Holder’s Option;

(viii)        the names and addresses of the Paying Agent and the Conversion Agent;

(ix)           a description of the procedure which a Holder must follow to exercise the Repurchase Right;

(x)            that, (A) in order to exercise the Repurchase Right, the Securities must be surrendered for payment, and (B) the manner in which Securities should be surrendered;

(xi)           that the Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three Business Days following the later of the Repurchase Date or the time of delivery of the Security as described in (x);

(xii)          that, unless there shall be a Default in the payment of the Repurchase Price or an Interest Payment Default, interest on Securities subject to Repurchase at Holder’s Option will cease to accrue on and after the Repurchase Date and all rights of the Holders of such Securities shall terminate on and after the Repurchase Date, other than the right to receive, upon surrender of such Securities and in accordance with the Indenture, the Repurchase Price;

(xiii)         that a Holder will be entitled to withdraw its election to exercise the Repurchase Right if the Company (if acting as its own Paying Agent) or the Paying Agent receives, prior to the close of business on the second Business Day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (A) the name of such Holder, (B) a statement that such Holder is withdrawing its election to have Securities repurchased, (C) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (D) the certificate number of such Securities to be so withdrawn, and (E) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this SECTION 3.8, which amount must be $1,000 or an integral multiple thereof;

(xiv)        the Conversion Price as in effect immediately following the Repurchase Triggering Event (after giving effect to any adjustments required by Section 10.8 below);

(xv)         that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

(xvi)        if the Repurchase Triggering Event is a Change in Control, whether Additional Shares are issuable upon any conversion of Securities made in connection with such Change in Control and, if so, the number of Additional Shares issuable in respect of each $1,000 principal amount of converted Securities; and

(xvii)       the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s Request, the Trustee shall mail or otherwise deliver such Right of Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Right of Repurchase Notice shall be prepared by the Company.  No failure of the Company to give a Right of Repurchase Notice shall limit any Holder’s right to exercise a Repurchase Right.

(c)           Repurchase of Securities as to which a Holder has exercised his, her or its Repurchase Right shall occur upon:

(i)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Right of Repurchase Notice, no later than the close of business on the Business Day immediately preceding the Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:  (A) the certificate number(s) of the Securities which the Holder will deliver to be repurchased;  (B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and  (C) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in PARAGRAPH 9 of the Securities and in this Indenture; and

(ii)           delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Right of Repurchase Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of payment as herein provided.

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request by such Holder, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this SECTION 3.8(c) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Right of Repurchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.8(b)(xiii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(d)           Subject to the provisions of this SECTION 3.8, the Company shall pay, or cause to be paid, the Repurchase Price with respect to each Security as to which the Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event more than three Business Days, following the later of the Repurchase Date and the time such Security is surrendered to the Paying Agent.

(e)           Prior to 10:00 A.M., New York City time on a Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.4) money, in funds immediately available on the Repurchase Date sufficient to pay the Repurchase Price of all of the Securities that are to be repurchased by the Company on such Repurchase Date pursuant to a Repurchase at Holder’s Option and, in the case that such Repurchase Date is also an interest payment date, the accrued and unpaid Interest, if any, to but excluding the Repurchase Date, of all Securities to be repurchased on that date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(f)            Once the Right of Repurchase Notice and the Purchase Notice have been duly given in accordance with this SECTION 3.8 (unless a Holder timely withdraws such Holder’s election to exercise the Repurchase Right or there shall be a default in payment of the Repurchase Price or an Interest Payment Default), on and after the Repurchase Date, Securities to be repurchased shall cease to bear interest and shall cease to be convertible pursuant to ARTICLE X, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.8, the payment herein provided.

(g)           Upon surrender to the Paying Agent of a Security submitted for Repurchase at Holder’s Option, such Security shall be paid, to the Holder submitted such Security, at the Repurchase Price; provided, that, if the Repurchase Date is an interest payment date, the Company shall pay, on such Repurchase Date, the accrued and unpaid interest if any, to, but excluding the Repurchase Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the Holder submitting the Security for Repurchase at Holder’s Option (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

(h)           The right, pursuant to ARTICLE X, to convert Securities submitted for Repurchase at Holder’s Option shall terminate at the close of business on the second Business Day immediately preceding the Repurchase Date, unless there shall be a Default in the payment of the Repurchase Price or an Interest Payment Default.

(i)            Any Security which is to be submitted for Repurchase at Holder’s Option only in part shall be delivered pursuant to this SECTION 3.8 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase at Holder’s Option.  If any Security submitted for partial Repurchase at Holder’s Option is converted in part, the principal of such Security subject to Repurchase at Holder’s Option shall be reduced by the principal amount of such Security that is converted.

(j)            If  any Security shall not be fully and duly paid upon surrender thereof for Repurchase at Holder’s Option Upon a Change of Control, the principal of, and accrued and unpaid Interest on, such Security shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

(k)           Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Repurchase Price or an Interest Payment Default).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Repurchase Price or an Interest Payment Default), in which case, upon such return, the Purchase Notice with respect to the Repurchase at Holder’s Option shall be deemed to have been withdrawn.

(l)            Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Change in Control is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(m)          As used herein and in the Securities, a “Change in Control” shall be deemed to have occurred at such time as:

(i)            after the Issue Date, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) together with any Affiliates thereof is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors;

(ii)           unless approved by the Requisite Holders, any change in the size or composition of the Company’s Board of Directors, the effect of which is that fewer than a majority of the members of the Company’s Board of Directors following the change are Continuing Directors;

(iii)          the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation and such persons “beneficially own” such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

(iv)          the sale, transfer, lease, exchange, conveyance or other disposition of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

provided, that, a merger or consolidation shall not be deemed to constitute a Change in Control, if (A) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation consists of Capital Stock which is traded or quoted on a Trading Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and (B) as a result of such transaction the obligations of the Company under the Securities and this Indenture are expressly assumed by the Person issuing such consideration, and (C) any Securities surrendered for conversion would become convertible into such publicly traded Capital Stock.

3.9          No Sinking Fund.

The Securities shall not have a sinking fund.

IV.  COVENANTS

4.1          Payment of Securities.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with SECTION 2.4) on that date money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.2          Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where

Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with SECTION 2.3.

4.3          Rule 144A Information and Annual Reports.  So long as any of the Securities remain outstanding:

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

The Company shall, in accordance with TIA §§ 314(a), deliver to the Trustee, within 15 calendar days after the Company is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of the Company’s annual and quarterly reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and to each Holder, within 30 calendar days after the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as would be required in such reports filed with the SEC and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA §§ 314(a).

4.4          Compliance Certificate.

The Company shall deliver to the Trustee, within 90 calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

4.5          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.6          Corporate Existence; Conduct of Business.

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership, limited partnership and/or limited liability company existence of each of the Subsidiaries, and (b) the rights (charter and statutory), licenses and franchises of the Company and each of the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if, in the good faith judgment of the Board of Directors, the loss of such right, license or franchise does not have a material adverse impact on the Holders.

The Company (a) will, and will cause each of its Subsidiaries to, conduct its business (as operated as of the Issue Date) in the ordinary course, and (b) will not, and will not permit any of its Subsidiaries to, suspend or otherwise cease conducting any substantial portion of its currently existing business.

4.7          Indebtedness and Liens.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, (a) create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except Permitted Indebtedness, or (b) create, incur, assume or permit to exist, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, except for Permitted Liens.

4.8          Acquisitions and Capital Expenditures.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, (a) make Capital Expenditures in any fiscal year in excess of $10,000,000 in the aggregate, or (b) in any transaction or related series of transactions, acquire or invest in the Capital Stock or any assets or business of any Person (an “Acquisition”); provided, that, with respect to the fiscal years set forth below, so long as no Default or Event of Default is then continuing, the Company and/or one or more Subsidiaries may make Capital Expenditures and/or Acquisitions which (i) do not, individually or in the aggregate, exceed an amount equal to 25% of the amount, if any, by which the Company’s EBITDA for its immediately preceding fiscal years exceeds the corresponding threshold amount set below (which amount will be in addition to the $10,000,000 amount referred to above in clause (a)), and (ii) will not, individually or in the aggregate, result in a Default or Event of Default, or result in a default with respect to, or give rise to the right of any other Person to accelerate any the payment of, any Indebtedness of the Company or any Subsidiary.  For purposes of the foregoing, (A) Common Stock used in making any Capital Expenditure or Acquisition will be valued at the Volume Weighted Average Price for the 10 Trading Days ending on and including the Trading Day immediately preceding the date of the Capital Expenditure or Acquisition, as applicable, (B) Common Stock Equivalents used in making any Capital Expenditure or Acquisition will be valued by reference to the aggregate number of shares of Common Stock issuable upon full exercise, conversion or exchange thereof and the foregoing clause (A), and (C) other non-cash assets used in making any Capital Expenditure or Acquisition will be valued at the fair market value thereof as determined by the Board of Directors in good faith.  Capital Expenditures and Acquisitions made in compliance with the foregoing are referred to as “Permitted Capital Expenditures and Acquisitions.”

FISCAL YEAR ENDING APRIL 30,	THRESHOLD EBITDA FOR PRIOR FISCAL YEAR
2008	$75,000,000
2009	$75,000,000
2010	$100,000,000
2011	$100,000,000

4.9          No Subsidiaries.

Except with the prior written consent of the Requisite Holders, the Company will not create or acquire any Subsidiary unless such Subsidiary shall become a Guarantor.

4.10        Payment of Taxes.

The Company will cause all assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against the Company, any Subsidiary or any of their respective assets to be paid in full before delinquency or before the expiration of any extension period, except to the extent that the Company or its Subsidiary, as applicable, is diligently contesting such assessments or taxes in good faith and a reserve with respect to such obligation is established on the books of the Company or such Subsidiary, as applicable, in such amount as is required by GAAP.

4.11        Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company or any Subsidiary unless such transaction or series of related transactions is entered into in good faith and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving $1,000,000 or more in the aggregate, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series or related transactions involving $10,000,000 or more in the aggregate, either (i) such transaction or series of related transactions has been approved by a majority of the disinterested members of the Company’s Board of Directors, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions are fair to the Company or such Subsidiary from a financial point of view; provided, however, that clauses (a) through (c) above shall not apply to (A) any transactions with an employee or director of the Company or any Subsidiary entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company or any Subsidiary, including under any stock option or stock incentive plans), or (ii) transactions between or among the Company and/or its Subsidiaries.

4.12        Distributions and Redemptions.

The Company will not (and will not permit any of its Subsidiaries to) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any Capital Stock of the Company or any Subsidiary of any class, or any Junior Debt, in either case, whether now or hereafter outstanding, or pay any management or similar fees, except for (a) distributions or the declaration and payment of dividends by any Subsidiary to the Company, (b) dividends required pursuant to the terms of the Company’s Series D Preferred Stock, (c) redemption of the Company’s Series D Preferred Stock, and (d) payments made to Holders pursuant to the terms hereof and the terms of the Securities (including Additional Interest).

4.13        Sale of Assets; Liquidation.

Except with the prior written consent of the Requisite Holders, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, transfer, convey or otherwise dispose of any assets or property (including the Capital Stock of a Subsidiary) except for transfers to the Company or a Subsidiary, or liquidate, dissolve or wind up the Company or any Subsidiary, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit the sale of any assets or properties in the ordinary course of business.

4.14        Notice of Default.

In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

4.15        Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

V.  SUCCESSORS

5.1          When the Company May Merge, Etc.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company (including, without limitation, Capital Stock of the Subsidiaries) to, another person, whether in a single transaction or series of related transactions, unless the Company is the surviving entity in such transaction or (a) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (b) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; (c) the Capital Stock of such person is listed or quoted for trading on a Trading Market; and (d) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.2          Successor Substituted.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI.  DEFAULTS AND REMEDIES

6.1          Events of Default.

An “Event Of Default” occurs if:

(a)           the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, upon Redemption, on a Repurchase Date with respect to a Repurchase at Holder’s Option or otherwise;

(b)           the Company fails to pay Interest on any Security when due, if such failure continues for five Business Days after the date when due;

(c)           the Company fails to timely provide a Right of Repurchase Notice, as required by the provisions of this Indenture;

(d)           the Company defaults in the performance of its obligations under the Registration Rights Agreement and such default continues for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Requisite Holders; provided, that, the Company’s failure to register for resale all of the Registrable Securities (as such term is defined in the Registration Rights Agreement) within 180 days following the Issue Date shall, by itself, not be deemed a default for purposes of this SECTION 6.1(d) if (i) such failure is by reason of a 415 Reduction (as such term is defined in the Registration Rights Agreement), and (ii) the Company is in compliance with Section 7 of the Registration Rights Agreement;

(e)           the Company defaults in its obligation to (a) repurchase any Security on a Repurchase Date with respect to a Repurchase at Holder’s Option or otherwise, or (b) convert the Securities pursuant to SECTION 10.1 and such default continues for a period of 10 days;

(f)            the Company defaults in its obligation to redeem any Security after exercise of its option to redeem;

(g)           the Company fails to perform or observe any of the covenants in SECTIONS 4.1, 4.5, 4.7, 4.8, 4.11, 4.12 or 4.13;

(h)           the Company fails to perform or observe any of the covenants in SECTIONS 4.2, 4.3, 4.4, 4.6, 4.9, 4.10, 4.14, or 4.15 for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by one or more Holders of at least 25% in principal amount of the then outstanding Securities;

(i)            the Company or any of its Subsidiaries defaults in the payment when due and payable, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness, in the aggregate principal amount then outstanding of $10,000,000 or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Requisite Holders, each in accordance with this Indenture;

(j)            the Company or any of its Subsidiaries fails to pay final judgments rendered against it or them, the uninsured portion of which aggregates in excess of $10,000,000, and such judgments are not paid, discharged or stayed or an appeal has not been filed, within 30 days; or

(k)           the Company or any of its Subsidiaries pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law or other similar law now or hereafter in effect or otherwise:

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property or assets; or

(iv)          makes a general assignment for the benefit of its creditors; or

(v)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its Subsidiaries insolvent or bankrupt;

(B)           appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of the property or assets of the Company or any of its Subsidiaries; or
(C)           orders the winding up or liquidation of the Company or any of its Subsidiaries; and in the case of each of the foregoing clauses (A), (B) and (C) of this SECTION 6.1(k)(v), the order or decree remains unstayed and in effect for at least 60 consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

When a Default is cured, it ceases.

6.2          Acceleration.

If an Event of Default, including, without limitation, an Event of Default specified in SECTION 6.1(i), but excluding an Event of Default specified in SECTION 6.1(k) occurs and is continuing, the Trustee by notice to the Company, or one or more Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.1(k) occurs, the principal of, premium, if any, and any accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Requisite Holders by written notice to the Trustee may rescind or annul an acceleration and its consequences if (a) the rescission would not conflict with any order or decree, (b) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived by the Requisite Holders, and (c) all amounts due to the Trustee under SECTION 7.7 have been paid.

6.3          Other Remedies.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.4          Waiver of Defaults.

Subject to SECTIONS 6.7 and 9.2, the Requisite Holders may, by notice to the Trustee, waive any Default or Event of Default and its consequences, other than (a) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Redemption Price or the Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided upon Redemption or Repurchase at Holder’s Option), (b) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture, or (c) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under SECTION 9.2, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This SECTION 6.4 shall be in lieu of TIA §316(a)(1)(B), and TIA §316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

6.5          Control by Majority.

The Requisite Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This SECTION 6.5 shall be in lieu of TIA §316(a)(1)(A), and TIA §316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

6.6          Limitation on Suits.

Except as provided in SECTION 6.7, a Holder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Requisite Holders make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, cost, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of notice, the request and the offer of indemnity; and

(e)           during such 60-day period, the Requisite Holders do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

6.7          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

6.8          Collection Suit by Trustee.

If an Event of Default specified in SECTION 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any accrued and unpaid interest.

6.9          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10        Priorities.

If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under SECTION 7.7;

Second:  to Securityholders, on a pro rata basis, for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:  to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this SECTION 6.10.

6.11        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court, in its discretion, may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

VII.  TRUSTEE

7.1          Duties of Trustee.

If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

Except during the continuance of an Event of Default:

(a)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)           in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the contents thereof.

However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.2, 6.4 or 6.5.

The foregoing provisions shall be in furtherance of TIA § 313.  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii) and (iii) of this SECTION 7.1 and SECTION 7.2.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders pursuant to the provisions of this Indenture, including, without limitation, SECTION 6.5, unless such Holder’s shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.2          Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company and any request from the Guarantors, shall be sufficiently evidenced by a Guarantor Request.

(f)            The Trustee shall not be charged with knowledge of any Default or Event of Default under SECTION 6.1 (other than under SECTION 6.1(a) or SECTION 6.1(b) (subject to the following sentence) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with SECTION 13.2 from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate in a form reasonably acceptable to it setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

7.3          Individual Rights of Trustee.

The Trustee may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, or apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

7.4          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, or the Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities, the Guarantees or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

7.5          Notice of Defaults.

If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after such Event of Default becomes known to the Trustee. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase thereof pursuant hereto), the Trustee may withhold the notice (except notice with respect to Section 6.1(a) or 6.1(b)) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

7.6          Reports by Trustee to Holder of the Securities.

Within 60 days after each August 16th beginning with the August 16th following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.

7.7          Compensation, Reimbursement and Indemnity.

The Company and each of the Guarantors jointly and severally covenant and agree to pay the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Guarantors jointly and severally covenant and agree to reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate, but in no event shall include employees of the Trustee.

The Company and each of the Guarantors jointly and severally shall indemnify the Trustee and any predecessor Trustee (which for purposes of this SECTION 7.7 shall include its officers, directors, employees, agents and shareholders), and hold it harmless against, any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable attorneys’ fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under SECTION 9.6), including the costs and expenses of enforcing this Indenture against the Company (including this SECTION 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense shall have been determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee’s sole discretion, the Company shall defend any claim or threatened claim asserted against the Trustee, with counsel reasonably satisfactory to the Trustee (which may be counsel to the Company unless there would be a conflict in such representation), and the Trustee shall cooperate in the defense at the Company’s expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this SECTION 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Company’s and Guarantors’ payment obligations in this SECTION 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, if any, except that held in trust to pay any amount due and owing to the Holders hereunder and under the terms of the Securities. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.1(k) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

7.8          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Requisite Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with SECTION 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Requisite Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Security who has been a bona fide holder of a Security or Securities for at least six months, fails to comply with SECTION 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail (or cause to be mailed at its expense) a notice of such succession to each Holder of a Security. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in SECTION 7.7. Notwithstanding replacement of the Trustee pursuant to this SECTION 7.8, the Company’s obligations under SECTION 7.7 shall continue for the benefit of the retiring Trustee.

7.9          Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under SECTION 7.10, the successor corporation, without any further act, shall be the successor Trustee.

7.10        Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by Federal or state authorities and that has (or, in the case of a corporation or banking association included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

7.11        Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

VIII.  DISCHARGE OF INDENTURE

8.1          Termination of the Obligations of the Company.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION 2.7 hereof) have been delivered to the Trustee for cancellation, or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Redemption or Repurchase at Holder’s Option, and in any such case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.7 hereof) on the Maturity Date, Redemption Date or Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company and the Company has otherwise satisfied in full all of its obligations under this Indenture; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that SECTIONS 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.15, 2.16, 2.17, 3.5, 3.8, 4.1, 4.2, 4.5, 7.7 and 7.8 and ARTICLES VIII, X, XII and XIII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.2          Application of Trust Money.

The Trustee shall hold in trust money deposited with it pursuant to SECTION 8.1. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of the principal of, premium, if any, and any unpaid and accrued interest on, the Securities (including, if applicable, the Redemption Price, the Make-Whole Payment or the Repurchase Price.

8.3          Repayment to Company and/or the Guarantors (as applicable).

The Trustee and the Paying Agent shall promptly notify the Company and/or the Guarantors of, and pay to the Company and/or the Guarantors upon the request of the Company and/or the Guarantors, any excess money held by them at any time. Subject to applicable unclaimed property laws, the Trustee and the Paying Agent shall pay to the Company and/or the Guarantors upon the written request of the Company and/or the Guarantors any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, any Securities that remain unclaimed for two years. After payment to the Company and/or Guarantors, Holders entitled to such money must look to the Company and/or Guarantors for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.4          Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with SECTIONS 8.1 and 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to

SECTIONS 8.1 and 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTIONS 8.1 and 8.2; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IX.  AMENDMENTS

9.1          Without Consent of Holders.

The Company and the Guarantors, with the consent of the Trustee, may modify, amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a)           to evidence the assumption of the Company’s or any of the Guarantor’s obligations by a successor;

(b)           to evidence the acceptance of appointment by a successor trustee;

(c)           to make any changes or modifications to this Indenture necessary to cure any ambiguity or correct any error in this Indenture, so long as such action will not adversely affect the interests of the Holders;

(d)           to comply with the provisions of, and to qualify or maintain the qualification of this Indenture under, the TIA;

(e)           to secure the obligations of the Company in respect of the Securities;

(f)            to establish the forms or terms of the Securities;

(g)           to add to the covenants of the Company or any of the Guarantors described in this Indenture for the benefit of Securityholders or to surrender any right or power herein conferred upon the Company of any of the Guarantors;

(h)           to reflect the addition of a Guarantor as contemplated by SECTION 4.9 or the release of a Guarantor pursuant to SECTION 12.4 ; or

(i)            to make other changes to this Indenture or forms or terms of the Securities, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders.

9.2          With Consent of Holders.

The Company, with the consent of the Trustee, may modify, amend or supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Requisite Holders.  Subject to SECTIONS 6.4 and 6.7, Requisite Holders may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, a modification, amendment, supplement or waiver, including a waiver pursuant to SECTION 6.4, may not:

(a)           extend the Maturity Date of the principal of, or the payment date of any installment of interest on, any Security;

(b)           reduce the principal amount of, or any premium, interest or additional interest on, any Security;

(c)           change the currency in which any Security is payable;

(d)           impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(e)           reduce any amount payable upon redemption or repurchase of any Security;

(f)            change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

(g)           affect the Company’s obligation to redeem any Securities on a Redemption Date in a manner adverse to the Holders;

(h)           affect the Company’s obligation to repurchase any Securities upon a Change in Control in a manner adverse to the Holders;

(i)            impair the right of Holders to convert Securities or reduce the number of shares of Common Stock, the amount of cash or the amount of any other property receivable upon conversion;

(j)            reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture;

(k)           reduce the quorum or voting requirements under this Indenture;

(l)            modify the provisions of this Indenture relating to the ranking of the notes vis-à-vis other Indebtedness;

(m)          reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or a waiver of any Default or Event of Default;

(n)           modify the provisions of this Indenture relating to the Guarantees in a manner adverse to the Holders of the Securities; or

(o)           modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

Promptly after a modification, amendment, supplement or waiver under SECTION 9.1 or this SECTION 9.2 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such modification, amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such modification, amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this SECTION 9.2 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.3          Compliance with Trust Indenture Act.

Every modification, amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.4          Revocation and Effect of Consents.

Until a modification, amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any

Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the modification, amendment, supplement or waiver becomes effective. A modification, amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After a modification, amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change that requires, pursuant to SECTION 9.2, the consent of each Holder affected. In that case, the modification, amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such modification, amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

9.5          Notation on or Exchange of Securities.

If a modification, amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.6          Trustee Protected.

The Trustee shall sign any modified, amended or supplemental indenture authorized pursuant to this ARTICLE IX if the modification, amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign a modified, amended or supplemental indenture until the Board of Directors approves such modified, amended or supplemental indenture.  In executing any modified, amended or supplemental indenture, the Trustee shall be provided with an Opinion of Counsel and an Officers’ Certificate, and, subject to SECTION 7.1, shall be fully protected in relying upon such documents.

X.  CONVERSION

10.1        Conversion Privilege.

(a)           Subject to the provisions of SECTIONS 3.4, 3.5, 3.7, and 3.8, the Securities shall be convertible into shares of Common Stock at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date, in accordance with this ARTICLE X and as set forth below.

(b)           A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 of the Securities may be surrendered for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the second Business Day immediately preceding the Redemption Date.

(c)           A Security, or portion of a Security, which is subject to a Repurchase at Holder’s Option may not be surrendered for conversion into shares of Common Stock unless the Purchase Notice relating thereto is first withdrawn in accordance with the procedures set forth in Section 3.8 above.

(d)           The principal amount of a Security (or portion of a Security) shall be convertible into such number of shares of Common Stock as shall be determined by dividing such principal amount by the Conversion Price as in effect on the Conversion Date.  The initial Conversion Price shall be $2.25(1) per share of Common Stock. The Conversion Price shall be subject to adjustment in accordance with Section 10.8 below.

(1) 10% premium to the closing sale price on the Trading Day immediately preceding the Issue Date.

(e)           A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

10.2        Limitations on Conversion.

(a)           Notwithstanding anything to the contrary contained herein, at any time that any of the Company’s equity securities are registered under Section 12 of the Exchange Act, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of a Security (or otherwise in respect of a Security) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “5% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion or other issuance).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall, instead of issuing shares of Common Stock in excess of the 5% Maximum Percentage, suspend its obligation to issue shares in excess of the foregoing limitation until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation.  Additionally, by written notice to the Company and the Trustee, a Holder may waive the provisions of this Section 10.2(a) or increase or decrease the 5% Maximum Percentage to any other percentage specified in such notice; provided, that (i) any such waiver or increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and the Trustee, and (ii) any such waiver or increase or decrease will apply only to such Holder and not to any other Holder of Securities.

(b)           Notwithstanding anything to the contrary contained herein and regardless of whether the restrictions contained in Section 10.2(a) are waived as provided therein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Securities (or otherwise in respect of a Security) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “10% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall, instead of issuing shares of Common Stock in excess of the 10% Maximum Percentage, suspend its obligation to issue shares in excess of the foregoing limitation until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation.  The provisions of this Section 10.2(b) may not be waived.

10.3        Restrictive Legends.

Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until such shares are sold pursuant to an effective registration statement or until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

10.4        Conversion Procedure.

To convert a Security (or any portion thereof), a Holder must satisfy the requirements of PARAGRAPH 9 of the Securities. As soon as practicable (and in no event later than three Trading Days) following the date (the “Conversion Date”) on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in PARAGRAPH 9 of the Securities, and, a check or wire transfer of immediately available funds for payment of accrued and unpaid interest (including Additional Interest) on the principal amount of Securities being converted to but excluding the Conversion Date. On and after the Conversion Date, the person in whose name such certificate is to be registered shall be treated as a shareholder of record of the Company, and all rights of the Holder of the Security to be converted shall terminate, other than the right to receive the shares of Common Stock and cash deliverable as provided in the preceding sentence. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock, or is deemed to be a shareholder of record of the Company, as provided in this paragraph, and then only to the extent such Securities are deemed to have been so converted or such Holder is so deemed to be a shareholder of record.

If the Company fails to issue and deliver, or cause to be issued and delivered though the Conversion Agent, to a Holder (or such Holder’s nominee or nominee), certificates for the number of full shares of Common Stock to which such Holder shall be entitled upon conversion of any Securities on or prior to the date which is three Trading Days after the Conversion Date, and if on or after such date such Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock which such Holder anticipated receiving upon conversion, then the Company shall, within three Business Days after such Holder’s request therefore, (a) pay in cash to such Holder the amount by which (i) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (ii) the amount obtained by multiplying (x) the number of shares of Common Stock required to be issued and delivered upon such conversion, by (y) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of such Holder, either reinstate the Security (or portion thereof) and equivalent number of shares of Common Stock for which such conversion was not timely honored, or deliver to the Holder the number of shares of Common Stock that should have been issued and delivered upon conversion as required by the terms hereof.

If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.5        Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities and will  round up the nearest whole number of shares of Common Stock.

10.6        Taxes on Conversion.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.7        Company to Provide Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any Lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each Trading Market on which the Common Stock is listed.

10.8        Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment from time to time as follows:

(a)           In case the Company pays any cash dividend (including regularly scheduled cash dividends) or other cash distribution to holders of its Common Stock, then on and after the record date for the determination of holders of Common Stock entitled to such dividend or distribution, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (i) the numerator shall be (A) the Current Market Price of the Common Stock in effect at the close of business on such record date, less (B) the per share amount of such dividend or other distribution, and (ii) the denominator shall be the Current Market Price of the Common Stock in effect at the close of business on such record date.  Such decrease shall become effective immediately prior to the opening of business on the day following such record date.

(b)           In case the Company shall (i) pay a dividend in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iv) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this SECTION 10.8(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.  If any dividend or distribution of the type described in this SECTION 10.8(b) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(c)           In case the Company shall dividend or distribute to all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than cash dividends or distributions covered by SECTION 10.8(a)), or shall dividend or distribute to all holders of Common Stock warrants, options or rights to subscribe for or purchase securities, then, in each such case, unless such dividend or distribution is made in connection with a Spin-Off (in which event SECTION 10.14 shall apply), the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such dividend or distribution by a fraction of which (i) the numerator shall be an amount equal to (A) the Current Market Price of Common Stock, less (B) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, warrants, options or rights to be dividended or distributed applicable to one share of Common Stock, and (ii) the denominator shall be such market price, such decrease to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than one, then, in lieu of the foregoing adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, options, warrants or rights that such Holder would have received had such Holder converted all of its Securities on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(d)           In case the Company shall issue or sell shares of Common Stock or Common Stock Equivalents (other than Excluded Securities), at a price per share lower than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price shall be reduced on the date of such issuance to the lowest price per share at which any such shares of Common Stock or Common Stock Equivalents have been issued or sold.  In connection with the adjustments contemplated by this SECTION 10.8(d), the following provisions shall apply:

(i)            No adjustment of any Conversion Price pursuant to this SECTION 10.8(d) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)           In the case of the issuance of Common Stock or Common Stock Equivalents for cash, the consideration shall be deemed to be the amount of cash paid, excluding amounts paid or payable for accrued interest.

(iii)          In the case of the issuance of Common Stock or Common Stock Equivalents for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board.

(iv)          The disposition of  treasury shares shall be considered an issuance of Common Stock or Common Stock Equivalents.

(v)           If any Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefore shall be deemed to be the fair value of the portion of the net assets of the non-surviving entity that is attributable to such Common Stock or Common Stock Equivalents.  The fair value of any consideration or net assets other than cash and securities (and, if applicable, the portions thereof attributable to any such stock or securities) shall be determined in good faith by the Board.

(vi)          Common Stock Equivalents shall be deemed issued for the consideration, if any, received by the Company upon the issuance of such Common Stock Equivalents (excluding any cash received or receivable on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the full exercise, conversion or exchange of such Common Stock Equivalents.

(vii)         All Common Stock or Common Stock Equivalents deemed issued pursuant to this SECTION 10.8(d) shall be considered issued only at the time of its deemed issuance and any actual issuance of such stock shall not be an actual issuance or a deemed issuance of Common Stock or Common Stock Equivalents under the provisions of this SECTION 10.8(d).

(e)           If the Volume Weighted Average Price for the 20 Trading Days ending on and including the Trading Day immediately preceding the second year anniversary of the Issue Date (the “Conversion Price Reset Date”) is less then the Conversion Price then in effect, then effective as of the Conversion Price Reset Date, the Conversion Price shall be reduced to an amount equal to 110% of such Volume Weighted Average Price; provided, that (i) the Conversion Price shall not be reduced to an amount less than 67.7% of the Conversion Price in effect immediately prior to such adjustment, and (ii) under no circumstances shall the Conversion Price be increased.

(f)            In addition to the foregoing adjustments, the Company, from time to time and to the extent permitted by law, may decrease the Conversion Price by any amount for a period of at least 20 days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such decrease would be in the best interests of the Company. Such Conversion Price decrease shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such decrease to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such decrease commences.

(g)           The Company may make such decreases in the Conversion Price, in addition to those required by SECTION 10.8 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

(h)           The computation of any adjustment to be made pursuant to SECTIONS 10.8(a), (b) or (c) above shall be subject to the following:

(i)            if the “ex” date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to SECTIONS 10.8(a), (b) or (c) occurs on or after the tenth Trading Day prior to the applicable Determination Date, and prior to the “ex” date for the issuance or distribution requiring such computation, the Volume Weighted Average Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Volume Weighted Average Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(ii)           if the “ex” date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to SECTIONS 10.8(a), (b) or (c), above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the applicable Determination Date, the Volume Weighted Average Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Volume Weighted Average Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(iii)          if the “ex” date for the event requiring such computation is on or prior to the applicable Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) above, the Volume Weighted Average Price for each Trading Day on and after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company’s Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of this subsection, the term “ex” date, (A) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant Trading Market from which the Volume Weighted Average Price was obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such Trading Market after the time at which such subdivision or combination becomes effective, and (C) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such Trading Market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

10.9        No Adjustment.

No adjustment in the Conversion Price shall be required (a) for a change in the par value or no par value of the Common Stock, or (b) for accrued and unpaid interest.  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least $0.01; provided, however, that any adjustments which by reason of this SECTION 10.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

10.10      Certificate of Adjustment.

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  At the Company’s Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company’s name and at the Company’s expense, mail to Holders at the addresses appearing on the Registrar’s books such notice of adjustment required by this SECTION 10.10; provided, that the form and content of such notice shall be prepared by the Company.

10.11      Conversion in Connection with a Change in Control.

(a)           If a Holder converts his, her or its Securities in connection with a Change in Control, such Holder shall be entitled to receive, in addition to the shares of Common Stock determined pursuant to Section 10.1(d) above, additional shares (“Additional Shares”) of Common Stock.  For purposes of the foregoing, a Holder will be deemed to convert his, her or its Securities “in connection with a Change in Control” if the applicable Conversion Date is subsequent to the date of the Right of Repurchase Notice but prior to or on the Repurchase Date.  Upon any such conversion, a Holder shall be entitled to receive, in respect of each $1,000 principal amount of converted Securities, such number of Additional Shares as shall be determined by reference to (i) the table below, and (ii) the effective date of the Change in Control (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such Change in Control.

Effective Date	Stock Price
	$2.00	$3.00	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00	$20.00
February 16, 2007	192.72	115.49	81.32	62.51	50.71	42.66	36.83	32.41	28.95	26.17	23.88	0
February 16, 2008	190.89	110.66	76.49	58.17	46.91	39.33	33.89	29.79	26.60	24.04	21.93	0
February 16, 2009	173.91	94.56	63.01	46.97	37.47	31.24	26.84	23.57	21.03	19.00	17.34	0
February 16, 2010	150.96	72.72	45.26	32.64	25.67	21.28	18.27	16.05	14.34	12.98	11.86	0
February 16, 2011	118.55	41.62	21.72	14.76	11.50	9.60	8.31	7.35	6.60	5.99	5.49	0
February 16, 2012	61.26	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0

The above table is intended to be illustrative of the possible Effective Dates, Stock Prices and Additional Shares.  If the Stock Price is:

(i)            between two Stock Price amounts on the table, or the Effective Date is between two dates on the table, then the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 360-day year;

(ii)           in excess of $20.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; and

(iii)          less than $2.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock (including Additional Shares) issuable upon conversion in connection with a Change of Control exceed 637.164 per $1,000 principal amount of Securities (subject to adjustment).

(b)           If holders of Common Stock receive only cash in such transaction, the Stock Price will be the cash amount paid per share.  Otherwise, the Stock Price will be deemed to be the Volume Weighted Average Price for the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding the Effective Date.

(c)           Simultaneously with any adjustment to the Conversion Price pursuant to Section 10.8 (including an adjustment by reason of a Change in Control, if applicable), the illustrative Stock Prices and Additional Share numbers set forth in the table above shall be deemed automatically and proportionally adjusted by multiplying each such number by a fraction, the numerator of which shall be the Conversion Price in effect immediately after such adjustment, and the denominator of which shall be the Conversion Price in effect immediately prior to such adjustment.  Additional Shares shall be deemed shares of Common Stock issued upon conversion of a Security for purposes of Section 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.13 and 10.14.

10.12      Notice of Certain Transactions.

In the event that:

(a)           the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Price;

(b)           the Company takes any action that would require a supplemental indenture pursuant to SECTION 10.13; or

(c)           there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in CLAUSE (a), (b) or (c) of this SECTION 10.12. The Company shall mail such notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (a), (b) or (c) of this SECTION 10.12. At the Company’s Request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company’s name and at the Company’s expense, mail to Holders at the addresses appearing on the Registrar’s books such written notice required by this SECTION 10.12; provided, that the form and content of such notice shall be prepared by the Company.

10.13      Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock, or (c) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company (a “Fundamental Transaction”), then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such Fundamental Transaction, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such Fundamental Transaction, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such Fundamental Transaction by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such Fundamental Transaction, plus, if such Fundamental Transaction is a Change in Control, such number of Additional Shares which would have been issued under Section 10.11 above in connection  with a conversion of such Security in connection therewith, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this ARTICLE X (including, but not limited to, adjustments for any cash dividends or distributions made by the successor or purchasing Person). If, in the case of any such Fundamental Transaction, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this SECTION 10.13 shall similarly apply to successive Fundamental Transaction.

In the event a supplemental indenture shall have been executed pursuant to this SECTION 10.13, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such Fundamental Transaction and any adjustment to be made with respect thereto.

10.14      Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this ARTICLE X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.13 hereof.

XI.  SUBORDINATION

11.1        Agreement of Subordination.

The Company agrees, and each Holder of Securities by accepting the same agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment (to the extent and in the manner provided in this Article XI) to the prior payment in full in cash or payment satisfactory to holders of Designated Secured Indebtedness of all Designated Secured Indebtedness, and that the subordination is for the benefit of the holders of Designated Secured Indebtedness.

11.2        Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(a)           holders of Designated Secured Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Designated Secured Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Designated Secured Indebtedness) in cash or other payment satisfactory to the holders of the Designated Secured Indebtedness before holders of the Securities shall be entitled to receive any payment with respect to the Securities; and

(b)           until all Obligations due in respect of such Designated Secured Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Designated Secured Indebtedness, any distribution to which holders of the Securities would be entitled but for this Article XI shall be made to holders of Designated Secured Indebtedness, as their interests may appear.

11.3        Default on Designated Secured Indebtedness.

Anything in this Indenture to the contrary notwithstanding, no payment of Principal Amount, plus any accrued and unpaid interest (including any Additional Interest) on or other amounts due on the Securities, and no Redemption, repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company unless:

(a)           full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Designated Secured Indebtedness has been made or duly provided for pursuant to the terms of the instruments governing such Designated Secured Indebtedness; and

(b)           at the time for, and immediately after giving effect to, any such payment, Redemption, repurchase or other acquisition, there shall not exist under any Designated Secured Indebtedness, or any agreement pursuant to which any Designated Secured Indebtedness is issued, any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Designated Secured Indebtedness being declared due and payable.

11.4        Acceleration of Securities.

In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of Obligations with respect to the Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities until all Designated Secured Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Designated Secured Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Designated Secured Indebtedness or trustees of such Designated Secured Indebtedness of the acceleration.

11.5        When Distribution Must Be Paid Over.

In the event that the Trustee, any holder of Securities or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Securities in contravention of any subordination terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Designated Secured Indebtedness, and shall be immediately paid over and delivered to the holders of Designated Secured Indebtedness or their representative, to the extent necessary to make payment in full of all Obligations due in respect of Designated Secured Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Designated Secured Indebtedness; provided, however, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with SECTION 11.11) that such payment or distribution is prohibited by this Indenture.

With respect to the holders of Designated Secured Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Designated Secured Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Secured Indebtedness, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Designated Secured Indebtedness shall be entitled by virtue of this Article XI.

11.6        Notice by Company.

The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities or the purchase of any Securities by the Company to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Designated Secured Indebtedness as provided in this Article XI.

11.7        Subrogation.

After all Obligations due in respect of Designated Secured Indebtedness are paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Designated Secured Indebtedness to receive distributions applicable to Designated Secured Indebtedness to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Designated Secured Indebtedness.  A distribution made under this Article XI to holders of Designated Secured Indebtedness that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.

11.8        Relative Rights.

This Article XI defines the relative rights of holders of Securities and holders of Designated Secured Indebtedness.  Nothing in this Indenture shall:

(a)           impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and interest (including any Additional Interest) on the Securities in accordance with their terms;

(b)           affect the relative rights of holders of Securities and creditors (other than with respect to Designated Secured Indebtedness) of the Company, other than their rights in relation to holders of Designated Secured Indebtedness; or

(c)           prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Designated Secured Indebtedness to receive distributions and payments otherwise payable to holders of Securities.

If the Company fails because of this Article XI to pay the Principal Amount, plus any accrued and unpaid interest (including any Additional Interest), on a Security on the due date, the failure is still a Default or Event of Default.

11.9        Subordination May Not Be Impaired by Company.

No right of any holder of Designated Secured Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder of Securities or by the failure of the Company or any such Holder to comply with this Indenture.

11.10      Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Designated Secured Indebtedness, the distribution may be made and the notice given to their representative.

Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Designated Secured Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

11.11      Rights of Trustee.

Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article XI.  Only the Company may give such notice.

Nothing in this Article XI shall impair the claims of, or payments to, the Trustee under or pursuant to SECTION 7.7 hereof.

The Trustee in its individual or any other capacity may hold Designated Secured Indebtedness with the same rights it would have if it were not Trustee.

11.12      Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in SECTION 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Holders of any Designated Secured Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

11.13      Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Subsidiary of the Company if it or such Subsidiary acts as Paying Agent.

11.14      Designated Secured Indebtedness Entitled to Rely.

The holders of Designated Secured Indebtedness shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless the holders affected thereby shall have agreed in writing thereto.

11.15      Permitted Payments.

Notwithstanding anything to the contrary in this Article XI, the Holders of Securities may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Securities to (a) Designated Secured Indebtedness, (b) any securities issued in exchange for Designated Secured Indebtedness, and (c) shares of Common Stock, and (ii) payments and other distributions made from any trust created pursuant to SECTION 8.1.

XII.  GUARANTEE

12.1        Guarantee.

(a)           Each of the Guarantors, for consideration received, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of Securities, and to the Trustee on behalf of each such Holder, (i) the due and punctual payment of principal and Interest (including Additional Interest), Redemption Price, Repurchase Price, Make-Whole Payment (including interest accruing on or after filing of any petition in bankruptcy or reorganization whether or not a claim for post-filing interest is allowed in such proceeding), and other amounts, if any, in respect of such Securities when and as the same shall become due and payable, according to the terms thereof and of this Indenture, (ii) the due and punctual performance of all other obligation, covenants and agreements of the Company contained in the Securities and this Indenture, all in accordance with the terms of such Securities and of this Indenture, and (iii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, at redemption, by acceleration or otherwise, to be paid by such Guarantor or through the other Guarantors as provided below.

(b)           In all respects, each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the identity of the Company, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

(c)           Each Guarantor hereby waives diligence, presentment, demands of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Security or the Trustee except by payment in full of the principal thereof, premium, if any, and interest thereon, and all other amounts payable in respect thereof, all as provided in such Security and in this Indenture. If the Trustee or any Holder is required by any court or otherwise to return to the Company or the Guarantors, or any custodian, receiver, liquidator, trustee or other similar official acting in relation to the Company or the Guarantors, any amount paid to the Trustee or such Holder in respect of any Security, this Guarantee, to the extent theretofore discharged by the payment of such amount, shall be reinstated in full force and effect.

(d)           Each Guarantor further agrees, to the fullest extent that they may lawfully do so, that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION 6.2  hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in SECTION 6.2 hereof, such obligations (whether or not due any payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. The obligations of each Guarantor hereunder shall be joint and several.

(e)           For purposes of this Article XII, the liability of each Guarantor, shall be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the least of (i) the aggregate amount of the obligation as stated in the first sentence of this SECTION 12.1 with respect to the Securities guaranteed pursuant to this Article XII issued pursuant to this Indenture, or (ii) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in Section 101 (29) of the Federal Bankruptcy Code and in Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture), or (B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time, provided, that it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in (i) above unless a creditor, or representative of creditors, of such Guarantor or a trustee in bankruptcy of such Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the second preceding sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to SECTION 12.1(f) and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

(f)            Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of the other Guarantors pursuant to the provisions of this Guarantee; provided, however, that until the payment in full of all obligations and all other amounts payable under this Guarantee, the Guarantors hereby irrevocably waive any claim or other rights which they each may now or hereafter acquire against the Company or any of the other Guarantors that arise from the existence, payment, performance or enforcement of the Guarantors’ obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Holder and the Trustee on behalf of such Holder against the Company or any of the other Guarantors or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of the other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantors in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of such Holder and the Trustee on behalf of such Holder, and shall forthwith be paid to the Trustee for the benefit of such Holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantors acknowledge that the waiver set forth in this SECTION 12.1(f) is knowingly made.

(g)           The Guarantee set forth in this SECTION 12.1 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

12.2        Obligations of Guarantees Unconditional.

Nothing contained in this ARTICLE XII or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders and the Trustee the principal of, premium, if any, interest and all other amounts payable on the Securities (and to the Trustee amounts due under SECTION 7.7) as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

12.3        Execution of Guarantees.

To evidence their guarantee to the Holders of Securities as specified in SECTION 12.1, each Guarantor hereby agrees to execute a notation relating to the Guarantee on each such Security authenticated and made available for delivery by the Trustee.  Each Guarantor agrees that execution of this Indenture shall evidence its Guarantee of the expenses of the Trustee as specified in SECTION 7.7 and its Guarantee to the Holders as specified in SECTION 12.1.  Each Guarantor hereby agrees that its Guarantee set forth in SECTION 12.1 shall remain in full force and effect whether or not any endorsement of the Guarantee is contained on any Security.  Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, President or a Vice President, or an Office, or Person authorized by power of attorney to act on behalf of such Guarantor prior to the authentication of the Security on which it is endorsed, and being made available for delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.  Such signatures upon the Guarantee may be manual or facsimile signatures of the present, past or future such Officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and made available for delivery by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and made available for delivery or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

12.4        Release of a Guarantor.

Upon the sale or disposition (by merger or otherwise) of a Guarantor to an entity which is not a Subsidiary of the Company with the consent of the Requisite Holders, such Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder of Securities. Any Guarantor not so released remains liable for the full amount of principal or premium, if any, interest and all other amounts, if any, payable on the Securities and the payment obligations to the Trustee pursuant to SECTION 7.7 of the Indenture as provided in the Guarantee. The Trustee shall make available for delivery an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Indenture.

12.5        Withholding.

All payments made by a Guarantor, other than a  Guarantor that is organized in or whose residence is the United States, with respect to the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any country of residence of a Guarantor (other than a Guarantor that is organized in or whose residence is the United States) or any political subdivision thereof or any authority therein or thereof, having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that any country of residence of a Guarantor (other than a Guarantor that is organized in or whose residence is the United States or any political subdivision thereof) imposes any such withholding or deduction on any payments made by a Guarantor with respect to the Guarantees, such Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or sale or exchange by the Holders of the Securities or the Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts which would have been received in respect of such payments or sale or exchange in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Security held by or on behalf of a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of his being a citizen or resident of, or carrying on a business in the country of residence of any Guarantor. Notwithstanding the foregoing, a Guarantor making a payment on the Securities pursuant to the Guarantee shall not be required to pay any Additional Amounts if (a) the beneficial holder of a Security is sent by certified mail return receipt requested (i) written notice no less than 60 days in advance of making such payment and (ii) the appropriate forms or instructions necessary to enable such beneficial holder to certify or document the availability of an exemption from, or reduction of, the withholding or deduction of such taxes under applicable law, which instructions shall clearly specify that Additional Amounts hereunder may not be paid if such forms are not completed by such beneficial holder, and (b) the Guarantor that would otherwise have to pay such Additional Amounts establishes to the satisfaction of the Trustee that the obligation to pay such Additional Amounts would not have arisen but for the failure of such beneficial holder to (i) duly complete such forms as were actually sent by such beneficial holder or respond to such instructions and (ii) provide to such Guarantor such duly completed forms or responses to instructions.

XIII.  MISCELLANEOUS

13.1        Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

13.2        Notices.

Any notice or communication by the Company, a Guarantor or the Trustee to the other is duly given if in writing and delivered in person, sent by confirmed facsimile transmission (provided that such notice or communication is also given by another means permitted hereby), mailed by first-class mail or by overnight delivery to the other party’s address stated in this SECTION 13.2.  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above, it is duly given when so mailed or delivered, whether or not the addressee receives it.

If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Security Agent at the same time.

All notices or communications shall be in writing.

The Company’s address is:	Charys Holding Company, Inc.
1117 Perimeter Center West, Suite N-415
Atlanta, Georgia 30338
Attention: Mr. Billy V. Ray, Jr., Chief Executive Officer
Facsimile: (678) 443-2320

Each Guarantor’s address is::	c/o Charys Holding Company, Inc.
1117 Perimeter Center West, Suite N-415
Atlanta, Georgia 30338
Attention: Mr. Billy V. Ray, Jr., Chief Executive Officer
Facsimile: (678) 443-2320

The Trustee’s address is:	The Bank of New York Trust Company, N.A.
DM-GEO
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration — Atlanta

with a copy to:

The Bank of New York Trust Company, N.A.
100 Ashford center North, Suite 520
Atlanta, Georgia 30338
Attention: Corporate Trust Department

13.3        Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

13.4        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

13.5        Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

13.6        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

13.7        Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the City of New York, in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

13.8        Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

13.9        Governing Law; Submission to Jurisdiction.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture, the Securities and the Guarantees.  The Company and the Guarantors submit to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities or the Guarantees.  The Company and the Guarantors waive any objection that they may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities or the Guarantees in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.  By the execution and delivery of this Indenture, each Guarantor irrevocably designates and appoints the Company as such Guarantor’s authorized agent upon which process may be served in any such suit or proceeding and to provide written notice of such service to such Guarantor at such Guarantor’s principal office.

13.10      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.11      Successors.

All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

13.12      Separability.

In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

13.13      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and SECTIONS of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

13.14      Calculations in Respect of the Securities.

The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.  The Trustee will forward such calculations to any Holder upon request of the Holder.

13.15      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

***THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS***

[COMPANY COUNTERPART TO INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CHARYS HOLDING COMPANY, INC.

By:	/s/Billy V. Ray, Jr.
Billy V. Ray, Jr., Chief Executive Officer

[TRUSTEE COUNTERPART TO INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

BANK OF NEW YORK TRUST COMPANY,
N.A.

By:	/s/Karen Z. Kelly
Karen Z. Kelly, Vice President

[GUARANTORS COUNTERPART TO INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

CROCHET & BOREL SERVICES, INC.		COTTON HOLDINGS 1, INC.

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

C&B HOLDINGS, INC.		AYIN HOLDING COMPANY INC.

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

COMPLETE TOWER SOURCES INC.		MITCHELL SITE ACQUISITION, INC.

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

LFC, INC.		VIASYS NETWORK SERVICES, INC.

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

VIASYS SERVICES, INC.		AYIN TOWER MANAGEMENT SERVICES,
INC.

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

COTTON COMMERCIAL USA, L.P.		COTTON RESTORATION OF CENTRAL
By: Cotton USA GP, LLC, its General Partner		TEXAS, LP
By: CCI-GP, LLC, its General Partner

By:	/s/ Billy V. Ray, Jr.	By:	/s/ Billy V. Ray, Jr.
	Name: Billy V. Ray, Jr.		Name: Billy V. Ray, Jr.
	Title: Chairman		Title: Chairman

EXHIBIT A

FORM OF GLOBAL SECURITY

[INTENTIONALLY OMITTED]

A-1

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY, THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE GUARANTEE ATTACHED TO THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR THAT IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.

B-1-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT B-3

FORM OF LEGEND REGARDING REGISTRATION RIGHTS AGREEMENT

THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED FEBRUARY 16, 2007, AMONG CHARYS HOLDING COMPANY, INC., MCMAHAN SECURITIES CO. L.P. AND THE PARTIES IN INTEREST THERETO.

B-3-1

EXHIBIT C

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Charys Holding Company, Inc.
1117 Perimeter Center West, Suite N-415
Atlanta, Georgia  30338
Attention:  Mr. Billy V. Ray, Jr., Chief Executive Officer

The Bank of New York Trust Company, N.A.
DM-GEO
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration - Atlanta

The Bank of New York Trust Company, N.A.
100 Ashford center North, Suite 520
Atlanta, Georgia 30338
Attention:  Corporate Trust Department

Re:                               Charys Holding Company, Inc. (the “Company”) 8.75% Senior Convertible Securities due 2012 (the “Securities”)

Ladies and Gentlemen:

Please be advised that                     has transferred $             aggregate principal amount of the Securities (including the Guarantee endorsed thereon) and                  shares of the Common Stock, par value $0.01 per share, of the Company issued upon conversion of the Securities (“Stock”) pursuant to an effective Registration Statement on Form          (File No. 333-                ).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a “Selling Security Holder” in the Prospectus dated                   , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities (including the Guarantee endorsed thereon) and Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

C-1